Joint Filer Information
                            -----------------------


Joint Filers:                           Kent Madsen
                                        Robert Madsen

Address of Joint Filers:                One South Main Street, Suite 1660
                                        Salt Lake City, UT  84133

Designated Filer:                       Atlas Management Partners, LLC

Isssuer and Ticker Symbol:              MACC Private Equities, Inc.; MACC

Date of Event Requiring Statement:      July 30, 2003

Signatures:                             /s/ Kent Madsen         Date: 10-07-2003
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                                        /s/ Kent Madsen         Date: 10-07-2003
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                                        Robert Madsen, by Kent Madsen, as
                                        Attorney-in-Fact, pursuant to a Power of
                                        Attorney dated August 7, 2003, a copy of
                                        which is on file with the Commission and
                                        incorporated herein by this reference.